EXHIBIT 1.4

                        Amendment to Declaration of Trust

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                          THE PHOENIX EDGE SERIES FUND

                        AMENDMENT TO DECLARATION OF TRUST


         We, the undersigned, being all of the members of the Board of Trustees of The Phoenix Edge Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended December 9, 1986, February 28, 1990, November 14, 1991, and May 1, 1992, acting pursuant to
ARTICLE VII Section 7.3 of said Declaration of Trust for the purpose of establishing and designating a new Series of Shares denominated the "Real Estate Securities Series," hereby further amend said Declaration of Trust, effective January 1, 1995, by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         4.1 to establish and designate any further Series, the following seven Series are hereby established and designated: 'Balanced Series,' 'Bond Series,' 'Growth Series,' 'International Series,' 'Money Market Series,' 'Real Estate Securities,' and 'Total Return Series.'"

WITNESS our hands this 16th day of November, 1994.

/s/ C. Duane Blinn                           /s/ Philip R. McLoughlin
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C. Duane Blinn                               Philip R. McLoughlin

/s/ Robert Chesek                            /s/ James M. Oates
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Robert Chesek                                James M. Oates

/s/ E. Virgil Conway                         /s/ Philip R. Reynolds
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E. Virgil Conway                             Philip R. Reynolds

/s/ Harry Dalzell-Payne                      /s/ Herbert Roth, Jr.
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Harry Dalzell-Payne                          Herbert Roth, Jr.

/s/ Leroy Keith, Jr.                         /s/ Richard E. Segerson
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Leroy Keith, Jr.                             Richard E. Segerson